Exhibit 3.08

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF
THE BUSINESS AND AFFAIRS OF
PORTOLA PACKAGING CANADA LTD./EMBALLAGES PORTOLA CANADA LTEE
(THE “CORPORATION”)

CONTENTS:

1.	Interpretation

2.	Business of the Corporation

3.	Borrowing and Securities

4.	Directors

5.	Committees

6.	Officers

7.	Protection of Directors, Officers and Others

8.	Shares

9.	Dividends and Rights

9.	Meetings of Shareholders

10.	Divisions and Departments

11.	Notices

12.	Unanimous Shareholder Agreement

Section One

INTERPRETATION

12.01 Definitions - in the By-Laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act RSY 1986, c.15, and any statute that may be substituted therefore, as from time to time amended; marginal references to sections of the Act herein are not made for the purpose of modifying or affecting the meaning of any provision of this By-Law in any way but are inserted only for the purpose of directing attention to provisions of the Act which may be regarded as relevant;

“appoint” includes “elect” and vice versa;

“Articles” means the Articles attached to the Certificate of Amalgamation dated the 1st day of March, 2002 of the Corporation as from time to time amended or restated;

“Board” means the Board of Directors of the Corporation;

“By-Laws” means this By-Law and all other By-Laws of the Corporation from time to time in force and effect relating to the transaction of business and affairs of the Corporation in addition hereto, or in amendment hereof or in substitution of all or any part of this By-Law;

“Corporation” means the Corporation incorporated by Certificate of Amalgamation under the Act and named: PORTOLA PACKAGING CANADA LTD./EMBALLAGES PORTOLA CANADA LTEE

“Meeting of Shareholders” includes an annual meeting of Shareholders and a Special Meeting of Shareholders; “Special Meeting of Shareholders” includes both a meeting of any class or classes acting separately from any other class or classes and also a meeting, other than an annual meeting, of all Shareholders entitled to vote at any annual meeting of Shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act RSC 1985, c.I-23 or the Interpretation Act RSY 1986, c.93, as amended;

“Prohibited Corporate Shareholder” means a corporation prohibited from holding shares in itself or its holding body corporate or a subsidiary corporation prohibited from holding shares in its parent corporation pursuant to the Act and not exempted from such prohibited shareholdings by virtue of the Act;

“recorded address” means in the case of a Shareholder his address as recorded in the securities register; and in the case of joint Shareholders the address appearing in the securities register in respect of such joint holdings determined under Section 8.09; and in the case of a Director, Officer, auditor or member of a Committee of Directors, his latest address as recorded in the records of the Corporation;

“Unanimous Shareholder Agreement” means a written agreement among all the Shareholders of the Corporation, or among all such Shareholders and a person who is not a Shareholder, that regulates the rights, obligations and liabilities of the Shareholders, as Shareholders, among themselves or between themselves and such other party, regulates the election of Directors, or restricts, in whole or in part, the powers of the Directors under the Act to manage the business and affairs of the Corporation, as from time to time amended;

Save as aforesaid, words and expressions defined in the Act have the same meaning when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

Section Two

BUSINESS OF THE CORPORATION

12.01 Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Whitehorse, in the Yukon Territory, and at such location therein as the Board may from time to time determine.

12.02 Corporate Seal - Until changed by the Board, the corporate seal of the Corporation and any facsimiles thereof adopted by the Board for use in jurisdictions outside the Yukon Territory shall be in the form approved by the Directors.

12.03 Financial Year - The financial year of the Corporation shall end on the day in each year that is established by the Board.

12.04 Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments required by law or otherwise by the By-Laws or any resolution of the Board or Shareholders of the Corporation to be executed under corporate seal may be signed on behalf of the Corporation by any two or more persons each of which is either a Director or Officer of the Corporation. However, notwithstanding the foregoing, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed or sealed. Any signing Officer may affix the corporate seal to any instrument requiring the same.

12.05 Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time by resolution prescribe or authorize.

12.06 Voting Rights in Other Bodies Corporate - The signing Officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the Officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

12.07 Withholding Information from Shareholders - Subject to the provisions of the Act, no Shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the Board, it would be inexpedient in the interests of the Shareholders or the Corporation to communicate to the public. The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of Shareholders and no Shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a Meeting of Shareholders.

Section Three

BORROWING AND SECURITIES

12.01 Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board is authorized from time to time:

(a)	to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

(b)	to issue, re-issue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantees of the Corporation, whether secured or unsecured for such sums and at such prices as may be deemed expedient;

(c)	subject to the Act, to issue guarantees on behalf of the Corporation to secure the performance of the obligations of any person; and

(d)	to charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property and undertaking of the Corporation, including book debts, rights, powers and franchises for the purpose of securing any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

12.02 Delegation of Borrowing Power - The Board may from time to time delegate to such one or more of the Directors and Officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by Section 3.01 to such extent and in such manner as the Board shall determine at the time of each such delegation.

Section Four

DIRECTORS

12.01 Number of Directors and Quorum - Until changed in accordance with the Act, the Board shall consist of not fewer than one (1) and not more than seven (7) Directors. Subject to Section 4.07 and subject also to the Articles and the Act the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the Directors.

12.02 Qualification - No person shall be qualified for election as a Director if he is less than Nineteen (19) years of age; if he is of unsound mind and has been so found by a Court in Canada or elsewhere; if he is not an individual; or if he has the status of bankrupt. A Director need not be a Shareholder.

12.03 Election and Term - Each Director named in the Notice of Directors filed at the time of amalgamation shall hold office from the date of the Certificate of Amalgamation until the first Meeting of Shareholders thereafter. An election of Directors shall take place at such first Meeting of Shareholders and at each annual meeting of Shareholders thereafter and all the Directors then in office shall retire but, if qualified, shall be eligible for re-election. A Director shall retain office only until the election of his successor. The number of Directors to be elected at any such meeting shall be the number of Directors then in office unless the Directors or the Shareholders otherwise determine. The election shall be by ordinary resolution of the Shareholders. If an election of Directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are elected.

12.04 Removal of Directors - Subject to the provisions of the Act, the Shareholders may by ordinary resolution passed at a Special Meeting of Shareholders remove any Director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the Directors.

12.05 Vacation of Office - A Director ceases to hold office when: he dies; he is removed from office by the Shareholders; he ceases to be qualified for election as a Director; or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

12.06 Vacancies - Subject to the Act and the Articles, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the minimum number of Directors or from a failure of the Shareholders to elect the minimum number of Directors and if the Articles so provide, a quorum of the Board may also add to their numbers and appoint additional Director(s) in accordance with the Act, but so that the total number of Directors shall not exceed the maximum number fixed by Section 4.01. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the Shareholders to elect the minimum number of Directors, the Board shall forthwith call a Special Meeting of the Shareholders to fill the vacancy. If the Board fails to call such meeting or if there are no such Directors then in office, any Shareholder may call such a meeting.

12.07 Action by the Board - Subject to any Unanimous Shareholder Agreement, the Board shall manage the business and affairs of the Corporation. The powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing, whether by document, telegram, telecopy or any method of transmitting legibly recorded messages or other means, signed by all the Directors entitled to vote on that resolution at a meeting of the Board and any resolution in writing so signed shall be as valid as if it had been passed at a meeting of Directors or a Committee of Directors and shall be held to relate to any date therein stated to be the effective date thereof, and a copy of every such resolution in writing shall be kept with the minutes of the proceedings of Directors or Committee of Directors. Where there is a vacancy in the Board, the remaining Directors may exercise all the powers of the Board so long as a quorum remains in office. Where the Corporation has only one Director, that Director may constitute a meeting. An act of a Director is valid notwithstanding any irregularity in his election or appointment or a defect in his qualifications.

12.08 Meetings by Telephone - If all of the Directors consent, a Director may participate in a meeting of the Board or of a Committee of Directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a Director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of Committees of Directors held while a Director holds office.

12.09 Place of Meeting - Meetings of the Board may be held at any place in or outside Canada.

12.10 Calling of Meetings - Meetings of the Board shall be held from time to time and at such place as the Board may determine. In addition, each of the Chairman of the Board, the Managing Directors, the President or any two Directors may convene or direct the convening of a meeting of the Board.

12.11 Notice of Meeting - Except as otherwise provided in Section 4.12, notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 12.01 to each Director not less than forty-eight (48) hours before the time when the meeting is to be held. A notice of a meeting of the Board need not specify the purpose of or the business to be transacted at the meeting except where Section 115(3) of the Act requires such purpose or business to be specified, including any proposal to:

(a)	submit to the Shareholders any question or matter requiring approval of the Shareholders;

(b)	fill a vacancy among the Directors or in the office of auditor;

(c)	issue securities;

(d)	declare dividends;

(e)	purchase, redeem, or otherwise acquire shares of the Corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve any annual financial statements; or

(i)	adopt, amend or repeal By-Laws.

A Director may in any manner waive notice of or otherwise consent to a meeting of the Board either before or after the convening of the meeting.

12.12 Regular Meetings - The Board may by resolution appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named in the resolution. No notice shall be required for any such regular meeting.

12.13 First Meeting of New Board - Provided a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of Shareholders at which such Board or portion thereof is elected.

12.14 Adjourned Meeting - Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

12.15 Chairman - The Chairman of any meeting of the Board shall be the first mentioned of such of the following Officers as have been appointed and who is a Director and is present at the meeting: Chairman of the Board, Managing Director, President, or a Vice-President who is a Director. If no such Officer is present, the Directors present shall choose one of their number to be Chairman.

12.16 Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In cases of an equality of votes the Chairman of the meeting shall not be entitled to a second or casting vote.

12.17 Conflict of Interest - A Director or Officer who is a party to, or who is a Director or Officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or Shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the Board or Shareholders, and a Director interested in a contract so referred to the Board shall not vote on any resolution to approve the same except as provided by the Act.

12.18 Remuneration and Expenses - Subject to any Unanimous Shareholder Agreement, the Directors shall be paid such remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefore.

Section Five

COMMITTEES

12.01 Committee of Directors

(a)	The Board may appoint one or more Committees of Directors, however designated, and delegate to such committee any of the powers of the Board except those which, under the Act, a Committee of Directors has no authority to exercise.

(b)	The Board may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board at such times as the Board may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

(c)	The Board may from time to time by resolution constitute, dissolve or reconstitute standing committees and other committees consisting of such persons as the Board may determine. Every committee constituted by the Board shall have the powers, authorities and discretions delegated to it by the Board (which shall not include the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee constituted by the Board or the power to appoint or remove Officers appointed by the Board) and shall conform to the regulations which may from time to time be imposed upon it by the Board.

(d)	The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in the case of an equality of votes the chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such Committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

12.02 Transaction of Business - Subject to the provisions of Section 4.07, the powers of a Committee of Directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

12.03 Audit Committee - When required by the Act the Board shall, and at any other time the Board may, elect annually from among its number an audit committee to be composed of not fewer than three (3) directors of whom a majority shall not be Officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

12.04 Procedure - Unless otherwise determined by the Board, each Committee of Directors shall have the power to fix its quorum at not less than a majority of its members, to elect its Chairman and to regulate its procedure.

Section Six

OFFICERS

12.01 Appointment - Subject to any Unanimous Shareholder Agreement, the Board may from time to time appoint a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other Officers as the Board may determine, including one or more assistants to any of the Officers so appointed (herein referred to as “Officers”). The Board may specify the duties of and, in accordance with this By-Law and subject to the provisions of the Act, delegate to such Officers powers to manage the business and affairs of the Corporation. Subject to Sections 6.02, 6.03 and 6.04, an Officer may but need not be a Director and one person may hold more than one office.

12.02 Chairman of the Board - The Board may from time to time also appoint a Chairman of the Board who shall be a Director. The Chairman of the Board shall, when present, preside at all meetings of the Board, Committees of Directors and at all Meetings of Shareholders. In addition, the Board may assign to him any of the powers and duties that may by the provisions of this By-law be assigned to the Managing Director or to the President; and he shall have such other powers and duties as the Board may specify.

12.03 Managing Director - The Board may from time to time appoint a Managing Director who shall be a Director. If appointed, he shall be the Chief Executive Officer and, subject to the authority of the Board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. During the absence or disability of the President, or if no President has been appointed, the Managing Director shall also have the powers and duties of the President’s office.

12.04 President - The Board may from time to time appoint a President who shall be a Director. The President, in the absence or non-appointment of the Chairman of the Board, shall preside at meetings of the Board and at all meetings of the Shareholders. He shall have general and active management of the business and affairs of the Corporation, and without limitation to the foregoing:

(i)	he shall have general supervision and direction of all the other officers of the Corporation;

(ii)	he shall submit the annual report of the Board, if any, and the annual balance sheets and financial statements of the business and affairs and reports on the financial position of the Corporation as required by the statutes to the annual general meeting and from time to time shall report to the Board on all matters within his knowledge which the interest of the Corporation requires to be brought to their attention.

(iii)	he shall be ex-officio a member of all standing committees.

12.05 Vice-President - A Vice-President shall have such powers and duties as the Board may specify.

12.06 Secretary - The Secretary shall attend and be the Secretary of all meetings of the Board, of Shareholders and of Committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to Shareholders, Directors, Officers, the auditor and members of the Committees of Directors; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other Officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board may specify.

12.07 Treasurer - The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the Board may specify.

12.08 Powers and Duties of Other Officers - The powers and duties of all other Officers shall be such as the terms of their engagement call for or as the Board or the Chief Executive Officer may specify. Any of the powers and duties of an Officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

12.09 Variation of Powers and Duties - The Board may from time to time and subject to the provisions of the Act vary, add to or limit the powers and duties of any Officer.

12.10 Term of Office - The Board, in its discretion, may remove any Officer of the Corporation, without prejudice to such Officer’s rights under any employment contract, otherwise each Officer appointed by the Board shall hold office until the earlier of the date his resignation becomes effective, the date his successor is appointed or the date that he ceases to be qualified for that office.

12.11 Terms of Employment and Remuneration - The terms of employment and the remuneration of Officers appointed by the Board shall be settled by it from time to time.

12.12 Conflict of Interest - An Officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 4.17.

12.13 Agents and Attorneys - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

12.14 Fidelity Bonds - The Board may require such Officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

Section Seven

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

12.01 Limitation of Liability - No Director shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any Director or

Officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

12.02 Indemnity - Subject to the limitations contained in the Act, and to the extent he is otherwise fairly and reasonably entitled thereto, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation’s request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate, if

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

12.03 Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its Directors and Officers as such, as the Board may from time to time determine.

Section Eight

SHARES

12.01 Allotment and Issue - The Board may from time to time allot, or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act. Subject to the Articles, no holder of any class of share of the capital of the Corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of shares of any class, whether now or hereafter authorized or any bonds, debentures or other securities convertible into shares of any class.

12.02 Commissions - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

12.03 Registration of Transfer

(a)	Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the Certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer, if any, as are authorized by the Articles, and upon satisfaction of any lien referred to in Section 8.05.

(b)	The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its Directors, Officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the corporation, its Directors, Officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

(c)	Neither the Corporation nor any Director, Officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

(d)	Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or branch transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence if any, as the Board or the transfer agent or branch transfer agent or registrar or branch registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Corporation or its transfer agent or branch transfer agent or registrar or branch registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

(e)	There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the Board may from time to time determine.

12.04 Transfer Agents and Registrars - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfer, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

12.05 Lien for Indebtedness - If the Articles provide that the Corporation shall have a lien on shares registered in the name of a Shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the Articles and to any Unanimous Shareholder Agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

12.06 Non-Recognition of Trusts - Subject to the provisions of the Act, the Corporation shall treat as absolute owner of the share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

12.07 Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and list or series of shares held by him as shown on the securities register. Share Certificates and acknowledgements of a Shareholder’s right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.04 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing Officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing Officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the Officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the Officers whose facsimile signature appears thereon no longer holds office at the date of issue of the Certificate.

12.08 Replacement of Share Certificates - The Board or any Officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken or which does not comply as to form with the requirements from time to time of the Act in this regard, on payment of such fee as the Board may direct and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

12.09 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share. Joint Shareholders may collectively designate in writing an address as their recorded address for service of notice and payment of dividends but in default of such designation the address of the first named joint Shareholder shall be deemed to be the recorded address aforesaid.

12.10 Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

Section Nine

DIVIDENDS AND RIGHTS

12.01 Dividends - Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the Shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

12.02 Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

12.03 Non-Receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

12.04 Record Date for Dividends and Rights - The Board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that, where the Corporation is a distributing Corporation for the purposes of the Act, notice of any such record date is given not less than seven (7) days before such record date by newspaper advertisement and otherwise in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

12.05 Unclaimed Dividends - Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section Ten

MEETINGS OF SHAREHOLDERS

12.01 Annual Meetings - The annual meeting of Shareholders shall be held at such time in each year and, subject to the Act and to Section 10.04, at such place as the Board, the Chairman of the Board, the Managing Director or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing Directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

12.02 Special Meetings - The Board, the Chairman of the Board, the Managing Director or the President shall have power to call a special meeting of Shareholders at any time.

12.03 Special Business - All business transacted at a Special Meeting of Shareholders and all business transacted at an annual meeting of Shareholders, except consideration of the financial statements, auditors reports, election of directors and reappointment of the incumbent auditors, is deemed to be special business.

12.04 Place of Meeting - Subject to the Articles, Meetings of Shareholders may be held at Vancouver, British Columbia or such other place or places as the directors in their absolute discretion may determine from time to time.

12.05 Notice of Meeting - Notice of the time and place of each Meeting of Shareholders shall be given in the manner provided in Section 12.01 not less than twenty-one (21) nor more than fifty (50) days before the date of the meeting to each Director, to the auditor and to each Shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a Meeting of Shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of Directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the Shareholders to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A Shareholder and any other person entitled to attend a Meeting of Shareholders may in any manner waive notice of or otherwise consent to a Meeting of Shareholders.

12.06 List of Shareholders Entitled to Notice - For every Meeting of Shareholders, at any time that the Corporation has more than fifteen (15) Shareholders entitled to vote at a Meeting of Shareholders, the Corporation shall prepare a list of Shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each Shareholder. If a record date for the meeting is fixed pursuant to Section 10.07, the Shareholders listed shall be those registered or constructively registered pursuant to the Act at the close of business on the record date, such list to be prepared on a day not later than ten (10) days after such record date. If no record date is fixed, the list of Shareholders shall be prepared no later than at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any Shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is kept and at the place where the meeting is held.

12.07 Record Date for Notice - The Board may fix in advance a record date, preceding the date of any Meeting of Shareholders by not more than fifty (50) days and not less than twenty-one (21) days for the determination of the Shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the Shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

12.08 Meetings Without Notice - A Meeting of Shareholders may be held without notice at any time and place permitted by the Act:

(a)	if all the Shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consented to such meeting being held, and

(b)	if the auditor and the Directors are present or waived notice of or otherwise consent to such meeting being held.

At such meeting any business may be transacted which the Corporation at a Meeting of Shareholders may transact. If the meeting is held at a place outside the Yukon Territory, Shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

12.09 Meetings by Telephone - If all the Shareholders consent, a Shareholder may participate in a meeting of Shareholders by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a Shareholder participating in such a meeting by such consent shall be effective whether given before or after the meeting to which it relates.

12.10 Chairman, Secretary and Scrutineers - The Chairman of any meeting of Shareholders shall be the first mentioned of such of the following Officers as having been appointed and who is present at the meeting: Chairman of the Board, President, Managing Director, or a Vice-President. If no such Officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be Chairman. If the Secretary of the Corporation is absent, the Chairman shall appoint some person, who need not be a Shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be Shareholders, may be appointed by a resolution or by the Chairman with the consent of the meeting.

12.11 Persons Entitled to be Present - The only persons entitled to be present at a Meeting of Shareholders shall be those entitled to vote thereat, the Directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-Laws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

12.12 Quorum - Subject to Sections 10.23, 10.24 and the Act, a quorum for the transaction of business at any Meeting of Shareholders shall be two (2) persons present in person, each being a Shareholder entitled to vote thereat or a duly appointed proxy for an absent Shareholder so entitled and together holding or representing by proxy not less than fifty percent (50%) of the outstanding shares of the Corporation entitled to vote at the meeting save and except if there is only one Shareholder the quorum shall consist of that one Shareholder. If a quorum is present at the opening of any Meeting of Shareholders, the Shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present within one-half hour of the time appointed for convening of any Meeting of Shareholders, the Shareholders present or represented by proxy may adjourn the meeting to a fixed time and place subject to Section 10.21 but may not transact any other business provided, however, that if no provision for adjournment is made at any such meeting or adjourned meeting at which a quorum is not present, the meeting shall be dissolved.

12.13 Right to Vote - Record Date for Voting - Subject to the provisions of the Act as to authorized representative of any other body corporate, at any meeting of Shareholders in respect of which the Corporation has prepared the list referred to in Section 10.06, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to Section 10.07, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed Certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included in such list, in which event the transferee alone shall be entitled to vote the transferred shares at the meeting. Where no record date for notice has been fixed and no notice of meeting given, or in the absence of a list prepared as aforesaid in respect of a meeting of Shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

12.14 Proxies

(a)	Subject to subparagraph 10.14(c) every Shareholder entitled to vote at a meeting of Shareholders, may appoint a proxyholder, or one or more alternate proxyholders, who need not be Shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the Shareholder or his attorney and shall conform with the requirements of the Act. An instrument of proxy shall be valid only at the meeting in respect of which it is given or any adjournment thereof.

(b)	Subject to subparagraph 10.14(c) any corporation, other than a Prohibited Corporate Shareholder, which is a Shareholder of the Corporation may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Corporation personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall, if present at the meeting, be counted for the purpose of forming a quorum and be deemed to be a member present at the meeting. Evidence of the appointment of any such representative may be sent to the Corporation by written instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages.

(c)	Professional Corporations - Notwithstanding subparagraphs 10.14(a) or (b), the appointing of a proxyholder or one or more alternate proxyholders or the entering into of a voting trust agreement or other type of agreement vesting voting rights shall be subject to any restrictions or qualifications provided for in any act or regulation to which the Corporation or its Shareholders are subject, including but not limited to the Legal Profession Act RSY 1986, c.100 and the Medical Profession Act RSY 1986, c.114.

12.15 Time for Deposit of Proxies - The Board may specify in a notice calling a Meeting of Shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited by written instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the Chairman of the meeting or any adjournment thereof prior to the time of voting.

12.16 Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a Meeting of Shareholders may, in the absence of the other or others, vote the shares but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them and in the absence of agreement between those so voting the person named first in the Register shall vote the shares.

12.17 Votes to Govern - At any Meeting of Shareholders every question shall, unless otherwise required by the Articles, By-Laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the Chairman of the meeting shall not be entitled to a second or casting vote.

12.18 Motion - The Chairman may propose or second a motion.

12.19 Show of Hands - Subject to the provisions of the Act any question at a Meeting of Shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the Shareholders upon the said question.

12.20 Ballots

(a)	On any question proposed for consideration at a Meeting of Shareholders, and whether or not a show of hands has been taken thereof, any Shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the Shareholders upon the said question.

(b)	No ballot may be demanded on the election of a Chairman. A ballot demanded on a question of adjournment shall be taken forthwith. A ballot demanded on any other question shall be taken as soon as, in the opinion of the Chairman, is reasonably convenient, but in no event later than seven (7) days after the meeting and at such time and place and in such manner as the Chairman of the meeting directs. The result of the ballot shall be deemed to be the resolution of and passed at the meeting at which the ballot was demanded. Any business other than that upon which the ballot has been demanded may be proceeded with pending the taking of the ballot. In any dispute as to the admission or rejection of a vote the decision of the Chairman made in good faith shall be final and conclusive.

12.21 Adjournment - If a Meeting of Shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If a Meeting of Shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting. At any such adjourned meeting no business shall be transacted other than business left unfinished at the meeting from which the adjournment took place.

12.22 Resolution in Writing - A resolution in writing signed by all the Shareholders entitled to vote on that resolution at a Meeting of Shareholders is as valid as if it had been passed at a Meeting of Shareholders, and shall be held to relate to any date therein stated to be the effective date thereof.

12.23 Only One Shareholder - Where the Corporation has only one Shareholder or only one holder of any class or series of shares, the Shareholder present in person or by proxy constitutes a meeting.

12.24 Only Two Shareholders - Where the Corporation has only two Shareholders a quorum for transaction of business at any Meeting of Shareholders shall be one (1) person present in person, being a Shareholder entitled to vote thereat, or a duly appointed proxy of said Shareholder, holding not less than ten percent (10%) of the outstanding shares of the Corporation entitled to vote at the meeting.

Section Eleven

DIVISIONS AND DEPARTMENTS

12.1 Creation and Consolidation of Divisions - The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

12.02 Name of Division - Subject to the Act any division or its sub-units may be designated by such name as the Board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation. Any such contract, cheque or documents shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

12.03 Officers of Division - From time to time the Board or if authorized by the Board, the Chief Executive Officer, may appoint one or more Officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the Chief Executive Officer, may remove at its or his pleasure any Officers so appointed, without prejudice to such Officer’s right under any employment contract. Officers of divisions or their sub-units shall not, as such, be Officers of the Corporation.

Section Twelve

NOTICES

12.1 Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the By-Laws or otherwise to a Shareholder, Director, Officer, auditor or member of a Committee of Directors shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received by him at the time it would be delivered in the ordinary course of mails; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication corporation or agency or its representative for dispatch. Subject to the Act, a notice of Meeting of Shareholders shall be deemed to have been sent to the Shareholder on the day on which it is deposited in the mail. The Secretary may change or cause to be changed the recorded address of any Shareholder, Director, Officer, auditor or member of a Committee of Directors in accordance with any information believed by him to be reliable.

12.02 Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice given to any one or more of such persons at the recorded address for such joint shareholders shall be sufficient notice to all of them.

12.03 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event in respect of which the notice is being given shall be included.

12.04 Undelivered Notices - If any notice given to a Shareholder pursuant to Section 12.01 is returned on three (3) consecutive occasions because he cannot be found or served or is unknown at his recorded address, the Corporation shall not be required to give any further notices to such Shareholder until he informs the Corporation in writing of his new recorded address.

12.05 Proof of Service - A certificate of the Secretary or other duly authorized Officer of the Corporation in office at the time of the making of the certificate, or of any agent of the Corporation as to the facts in relation to the mailing or delivery or sending of any notice to any Shareholder, Director, the auditors, is conclusive evidence thereof and shall be binding on every Shareholder, Director, the auditors or any Officer of the Corporation as the case may be.

12.06 Omissions and Errors - The accidental omission to give any notice to any Shareholder, Director, Officer, auditor or member of a Committee of Directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.07 Persons Entitled by Death or Operation of Law - Every person who by operation of law, transfer, death of a Shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the Shareholder from whom he derives his title prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.08 Waiver of Notice - Any Shareholder (or his duly appointed proxyholder), Director, Officer, auditor or member of a Committee of Directors may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the By-Laws or otherwise and such waiver or abridgement shall cure any default in the giving or the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a Meeting of Shareholders or of the Board which may be given in any manner.

Section Thirteen

UNANIMOUS SHAREHOLDER AGREEMENT

12.01 Unanimous Shareholder Agreement - In the event of any conflict between the By-Laws and any Unanimous Shareholder Agreement, the provisions of the Unanimous Shareholder Agreement shall govern.

ENACTED by the Board as at the 1st day of March, 2002.

/s/ Dennis Berg

Dennis Berg, Director

CONFIRMED by the sole Shareholder in accordance with the Act as at the 1st day of March, 2002.

PORTOLA PACKAGING, INC.

per:	/s/ Dennis Berg

Dennis Berg, Director